Exhibit 3.3.1

CERTIFICATE OF FORMATION

OF

RAINBOW/MGM FILM HOLDINGS LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is RAINBOW/MGM FILM HOLDINGS LLC.

SECOND: The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

Executed on January 7, 2003

By	/s/ Victoria D. Salhus
Victoria D. Salhus
Authorized Person

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

RAINBOW/MGM FILM HOLDINGS LLC

It is hereby certified that:

The name of the limited liability company is:

Rainbow/MGM Film Holdings LLC

The Certificate of Formation of the limited liability company is hereby amended by striking out the “First” paragraph thereof and by substituting in lieu of said “First” paragraph the following now “First” paragraph:

“FIRST: The name of the limited liability company (hereinafter called the “limited liability company”) is AMC Film Holdings LLC.”

Dated January 9, 2003

RAINBOW/MGM FILM HOLDINGS LLC

By	/s/ Victoria D. Salhus
Victoria D. Salhus
Authorized Person